Exhibit 10.9

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("FEDERAL ACT") OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON THE EXEMPTIONS CONTAINED THEREIN, AND IN PARTICULAR PARAGRAPH (13) OF SECTION 10-5-9 OF THE GEORGIA SECURITIES LAW. THIS WARRANT AND ANY SHARES ISSUED UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE FEDERAL ACT AND APPLICABLE STATE SECURITIES LAWS OR THE COMPANY IS SATISFIED THAT SUCH REGISTRATION IS NOT REQUIRED.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Warrant to Purchase for 2,000,000 Shares of Common Stock

LIMELIGHT MEDIA GROUP, INC.	June 30, 2005
WARRANT CERTIFICATE

1.	Issuance of Warrant; Term.

(a)          For and in consideration of good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Limelight Media Group, Inc. (the "Company") hereby grants to Phil Worack ("Holder") the right to purchase one million (2,000,000) shares of the Company's Common Stock, $.001 par value per share (the "Common Stock").

(b)          The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until this Warrant expires at 5:00 P.M. Eastern time on July 1, 2008.

2.             Exercise Price. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be Zero Dollars and 05/100ths ($0.05)

3.             Exercise. This Warrant may be exercised by the Holder hereof (but only on the conditions hereafter set forth) as to all or any increment or increments of ten (10) Shares (or the balance of the Shares if less than that number), upon delivery of written notice of intent to exercise to the Company at the following address: 8000 Centerview Parkway, Suite 115, Cordova, TN 38018, Attention: President, or any other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable by certified or bank check. Upon exercise of this Warrant, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in the names and denominations as are requested by the Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

4.	Covenants and Conditions. The above provisions are subject to the following:

(a)          Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for the Warrant under the Securities Act and all applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Pryor Cashman Sherman and Flynn, LLP is acceptable counsel). Transfer of Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant, and the certificates representing the Shares shall, subject to Section 6 hereof, bear substantially the following legend:

The securities represented by this certificate have been issued in reliance upon the representation of the Holder that they have been acquired for investment and not with a view toward the resale or other distribution thereof, and have not been registered under the Securities Act of 1933 (the "Federal Act") or the securities laws of any state in reliance upon the exemptions from registration contained therein, and may not be offered, sold, transferred, encumbered or otherwise disposed of unless there is an effective registration statement under the Federal Act and applicable state securities laws relating thereto or the Company is satisfied registration is not required.

The Holder hereof and the Company agree to execute all other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

(b)          The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant that number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

5.             Adjustment of Exercise Price and Number of Shares Issuable. The Exercise Price and the number of Shares (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 5.

(a)          Common Stock Reorganization. If the Company shall (i) subdivide or consolidate its outstanding shares of Common Stock (or any class thereof) into a greater or smaller number of shares, (ii) pay a dividend or make a distribution on its Common Stock (or any class thereof) in shares of its capital stock, or (iii) issue by reclassification of its Common Stock (or any class thereof) any shares of its capital stock (any event described in clauses (i), (ii) or (iii) being called a "Common Stock Reorganization"), then the Exercise Price and the type of securities for which this Warrant is exercisable shall be adjusted immediately so that the Holder thereafter shall be entitled to receive upon exercise of this Warrant the aggregate number and type of securities that it would have received if this Warrant had been exercised immediately prior to the Common Stock Reorganization.

(b)          Adjustment in Number of Shares. Upon each adjustment to the Exercise Price pursuant to subsections (a) of this Section 5, this Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of Shares obtained by multiplying the number of Shares previously issuable upon exercise of this Warrant by a fraction, the numerator of which is the Exercise Price prior to adjustment and the denominator of which is the adjusted Exercise Price.

(c)          Capital Reorganizations. If there shall be any consolidation, merger or amalgamation of the Company with another person or entity or any acquisition of capital stock of the Company by means of a share exchange, other than a consolidation, merger or share exchange in which the Company is the continuing corporation or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any reorganization or recapitalization of the Company (a "Capital Reorganization"), then the Holder of this Warrant shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to the Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of the Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall assume by a supplemental agreement, satisfactory in form, scope and substance to the Holder (which shall be mailed or delivered to the Holder of this Warrant at the last address of the Holder appearing on the books of the Company) the obligation to deliver to the Holder shares of stock, securities, cash or property as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and all other obligations of the Company set forth in this Warrant.

(d)          Determination of Fair Market Value. Subject to the provisions set forth below, the fair market value of the Company or of any non-cash consideration received by the Company upon any Common Stock Distribution shall be determined in good faith by the Board of Directors of the Company. Upon each determination, the Company shall promptly give notice thereof to the Holder, setting forth in reasonable detail the calculation of the fair market value and the method and basis of determination thereof (the "Company Determination"). If the Holder shall disagree with the Company Determination and shall, by notice to the Company given within thirty (30) days after the Company's notice of the Company Determination, elect to dispute the Company Determination, the Company shall, within thirty (30) days after receipt of the notice, engage an investment bank or other qualified appraisal firm acceptable to the Holder to make an independent determination of the fair market value of the Company or of any non-cash consideration received by the Company upon any Common Stock Distribution (the "Appraiser Determination"). The Appraiser Determination shall be final and binding on the Company and the Holder. The cost of the Appraiser Determination shall be borne by the Company.

(e)          Adjustment Rules. Any adjustments pursuant to this Section 5 shall be made successively whenever an event referred to herein shall occur. No adjustment shall be made pursuant to this Section 5 in respect of the issuance from time to time of shares of Common Stock upon the exercise of this Warrant or upon the exercise or conversion of any other Option Securities or Convertible Securities.

(f)          Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holder of this Warrant is entitled to receive upon exercise thereof.

(g)          Notice of Adjustment. Not less than ten (10) days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Holder of the event, describing the event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation hereof. If the required adjustment is not determinable at the time of the notice, the Company shall give notice to the Holder of the adjustment and computation promptly after the adjustment becomes determinable.

6.             Transfer of Warrant. Subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for the transfer. Upon the presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in the instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section. Any transferee of this Warrant by acceptance thereof, agrees to be bound by all of the terms and conditions of this Warrant.

7.             Warrant Holder Not Shareholder; Rights Offering; Preemptive Rights. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in the offer. The Company shall not grant any preemptive rights with respect to any of its capital stock if the preemptive rights are exercisable upon exercise of this Warrant.

8.	Basic Financial Information.

The Company will deliver to Holder:

(a)          As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company as at the end of such fiscal year, and consolidated statements of operations, cash flow and changes in equity of the Company for such year, prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited and reported on by independent public accountants of recognized national standing selected by the Company.

(b)          From the date the Company becomes subject to the reporting requirements of the Exchange Act, and in lieu of the financial information required pursuant to Section 8(a), copies of its annual reports and all exhibits thereto and its quarterly reports, if any, respectively,

(c)          As soon as practicable after transmission or occurrence and in any event within ten (10) days thereof, copies of any financial reports or communications (exclusive of reports or communications relating to the practice of medicine) delivered to any class of the Company's security Holders or broadly to the financial community, including any filings by the Company with any securities exchange, the Commission or the National Association of Securities Dealers.

(d)          with reasonable promptness, any other financial data as the Holder may reasonably request.

9.             Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall represent the original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10.	Certain Notices. In case at any time the Company shall propose to:

(a)          declare any cash dividend upon its Common Stock;

(b)          declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the Holders of its Common Stock;

(c)          offer for subscription to the Holders of any of its Common Stock any additional shares of stock in any class or other rights;

(d)          reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation; or

(e)          voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company;

then in any one or more of these events, the Company shall give to the Holder, by certified or registered mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for the dividend, distribution or subscription rights or for determining rights to vote in respect of any reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any dividend, distribution or subscription rights, the date on which the Holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the Holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

10.             Redemption. This Warrant shall be redeemable by the Company at $0.05 per share remaining subject hereto after 20 business days' written notice if the price of the Common Stock closes above $0.50 for 20 consecutive trading days and provided that the Company then has in effect an effective registration statement with respect to the shares of Common Stock issuable upon exercises of this Warrant.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

LIMELIGHT MEDIA GROUP, INC.

By:	/s/David Lott
Name: David Lott
Title: President